Exhibit 99.1

FOR IMMEDIATE RELEASE –

For More Information Contact:

Hector Alonso, Chief Financial Officer

Facundo Castro, Senior Vice President Investor Relations

Impsat Fiber Networks, Inc.

Tel: 54.11.5170.6000

www.impsat.com

or

Cesar Villavicencio

The Global Consulting Group

Tel: 646.284.9423

IMPSAT ANNOUNCES SECOND QUARTER 2006 RESULTS

August 14, 2006 – Buenos Aires, Argentina – IMPSAT Fiber Networks, Inc. (“Impsat” or the “Company”), a leading provider of integrated broadband data, Internet and voice telecommunications services in Latin America, announced its results for the second quarter of 2006. All figures are in U.S. dollars.

SECOND QUARTER 2006 HIGHLIGHTS

•	Net Revenues increased for the tenth consecutive quarter. For the second quarter of 2006, net revenues totaled $69.4 million, an increase of $8.0 million or 13.0% compared to the second quarter of 2005.

•	EBITDA totaled $16.2 million, or 23.4% of net revenues, for the second quarter of 2006. EBITDA increased $4.5 million, or 38.8%, as compared to second quarter of 2005.

•	Capital Expenditures for the second quarter of 2006 totaled $9.5 million.

•	Impsat Brazil’s revenues rose by $5.2 million for the second quarter of 2006 as compared to the second quarter of 2005, an increase of 46.1%.

SECOND QUARTER 2006 RESULTS

Commenting on the results of the second quarter of 2006, Impsat CEO Ricardo Verdaguer stated: “I am pleased to announce that during the second quarter of 2006 we reached remarkable achievements in revenue growth and EBITDA margins. As a consequence of our customer-driven strategy and our improved solutions portfolio, our net revenues grew by 13% relative to the second quarter of 2005. Furthermore, this was our tenth consecutive quarter of revenue growth. In addition, our cost control efforts, together with leveraged fixed expenses, are paying off in higher EBITDA margins, which increased from 19.0% of Net Revenues in the second quarter of 2005 to 23.4% in the same period of 2006. Also, we continued expanding our Brazilian operations, where revenues and EBITDA grew by 46.1% and 121.2% respectively.”

Revenues

Net revenues during the second quarter of 2006 totaled $69.4 million, an increase of $8.0 million, or 13.0%, compared to the second quarter of 2005. All product lines increased revenues period-over-period.

•	Broadband and Satellite revenues increased $3.7 million, or 8.8%, period-over-period, driven by growth of IP solutions in Brazil, Colombia, and Ecuador.

•	Internet revenues increased 16.2% period-over-period due to higher managed security services and the expansion of internet access to corporate customers. Brazil, Argentina, and Colombia were the subsidiaries with the highest growth.

•	Value Added Services revenues increased by 44.6% as compared to the second quarter of 2005. Growth was led by housing, hosting, and managed services in our data centers, particularly in Brazil.

•	Telephony revenues grew by 9.9% compared to the second quarter of 2005, led by higher sales to corporate customers in Brazil and Peru.

For the six months ended June 30, 2006, net revenues totaled $138.0 million, an increase of $16.7 million, or 13.7%, as compared to the same period in 2005.

Revenue

	Three Months Ended				Six Months Ended
Line of Service	(in thousands)				(in thousands)
	30-Jun-05	30-Jun-06	Variation		30-Jun-05	30-Jun-06	Variation
Net revenues:
Net revenues from services:
Broadband and satellite	$42,075	$45,783	$3,708	8.8%	$83,865	$90,457	$6,592	7.9%
Internet	$7,396	$8,591	$1,195	16.2%	$14,327	$17,207	$2,880	20.1%
Value added services (1)	$5,657	$8,178	$2,521	44.6%	$10,797	$16,207	$5,410	50.1%
Telephony	$6,213	$6,825	$611	9.9%	$12,140	$13,192	$1,052	8.7%

Total net revenues from services	$61,341	$69,377	$8,036	13.1%	$121,129	$137,063	$15,934	13.2%

Sales of equipment	$117	$61	$(56)	-48.0%	$201	$934	$733	364.7%

Total net revenues	$61,458	$69,438	$7,980	13.0%	$121,330	$137,997	$16,667	13.7%

(1) Includes data center services, systems integration and other information technology solutions services.

The Company’s growth in revenues over the prior quarters is a combination of several factors including: (a) our increased customer base, which expanded from 3,912 customers at June 30, 2005 to 4,530 on June 30, 2006; (b) cross-selling and up-selling to existing and new customers; (c) bundling of existing and new services; (d) stable or improved macroeconomic conditions throughout the Latin American region; and (e) appreciation of local currencies, mainly in Brazil.

Operating Expenses

Operating Expenses for the three months ended June 30, 2006 totaled $66.9 million, an increase of $2.7 million, or 4.3%, compared to the second quarter of 2005. This increase is related to a $1.7 million increase in direct costs, a $1.3 million increase in salaries and wages, a $0.4 million increase in selling, general and administrative expenses, and a $0.7 million decrease in depreciation and amortization charges.

Direct Costs for the second quarter of 2006 totaled $33.3 million, an increase of $1.7 million, or 5.4%, compared to the first quarter of 2005. The principal components of direct costs were as follows:

Contracted Services decreased by $0.2 million compared to the second quarter of 2005. Contracted services include installation and maintenance services. The decrease is related to maintenance works rescheduled for the following quarters.

Other Direct Costs principally include provisions for doubtful accounts, licenses and other fees, sales commissions paid to our salaried work force and to third-party sales representatives, and node expenses. Other Direct Costs for the second quarter of 2006 increased by $1.9 million compared to the second quarter of 2005. The increase is related primarily to higher services delivered to customers, an increase in energy costs, doubtful accounts recoveries during 2005, and the appreciation of the local currency in Brazil.

Leased Capacity Costs did not change in the three months ended June 30, 2006 as compared to the same period in 2005. Higher capacity needs to fulfill higher services demanded, were offset by price renegotiations.

Salaries and Wages for the second quarter of 2006 totaled $13.6 million, a $1.3 million increase as compared to the second quarter of 2005. The effect of currency revaluation in Brazil, and salary adjustments related to higher cost of living were partially offset by savings due to lower headcount. The aggregate number of employees decreased from 1,253 at June 30, 2005 to 1,220 at June 30, 2006.

Selling, General and Administrative expenses totaled $6.3 million for the second quarter of 2006, an increase of 6.9% compared to the $5.9 million of the second quarter of 2005. This increase is primarily related to higher legal advisory fees.

EBITDA

EBITDA for the three months ended June 30, 2006 totaled $16.2 million, compared to $11.7 million in the second quarter of 2005. The $4.5 million, or 38.8%, increase in EBITDA is directly related to higher revenues and a stable cost structure. EBITDA represented 23.4% of Net Revenues during the second quarter of 2006 compared to 19.0% during the second quarter of 2005.

For the first two quarters of 2006 EBITDA totaled $31.8 million, compared to $22.3 million during the same period of 2005.

Item	Three Months Ended (in thousands)				Six Months Ended (in thousands)
	30-Jun-05	30-Jun-06	Variation		30-Jun-05	30-Jun-06	Variation
Net Revenues	$61,458	$69,438	$7,980	13.0%	$121,330	$137,997	$16,667	13.7%
Direct Costs	$(31,605)	$(33,313)	$(1,708)	5.4%	$(62,611)	$(66,528)	$(3,917)	6.3%
Salaries & Wages	$(12,276)	$(13,606)	$(1,330)	10.8%	$(25,246)	$(27,912)	$(2,666)	10.6%
S,G&A	$(5,875)	$(6,279)	$(404)	6.9%	$(11,137)	$(11,768)	$(631)	5.7%

EBITDA	$11,702	$16,240	$4,538	38.8%	$22,336	$31,789	$9,453	42.3%
As % of Net Revenues	19.0%	23.4%			18.4%	23.0%

Interest Expense

Net interest expense for the three months ended June 30, 2006 totaled $7.0 million, compared to net interest expense of $8.9 million for the second quarter of 2005. The decrease in our net interest expense is related to lower total indebtedness and to lower taxes over interest payments.

Effect of Foreign Exchange Losses and Gains

Impsat recorded a net gain on foreign exchange for the second quarter of 2006 of $3.0 million, principally due to the impact of the appreciation of the Brazilian Real on the book value of monetary assets and liabilities in Brazil. This compares to a net gain on foreign exchange of $11.9 million for the same period of 2005.

Net Loss

For the three months ended June 30, 2006, the Company recorded a net loss of $3.5 million, compared to a net loss of $7.0 million during the second quarter of 2005.

Liquidity and Capital Resources

Cash and cash equivalents at June 30, 2006 were $23.1 million. This compares to cash and cash equivalents of $24.1 million at December 31, 2005. Total indebtedness as of June 30, 2006 was $241.0 million as compared to $248.1 million on December 31, 2005.

Of the total indebtedness at June 30, 2006, $28.1 million represented short-term debt and the current portion of long-term debt, with the balance of $212.8 million representing long-term debt.

Non-GAAP Financial Measures

The Company presents EBITDA as a supplemental measure of performance because it believes that EBITDA provides a more complete understanding of our operating performance before the impact of investing and financing transactions. EBITDA and EBITDA margins are among the more significant factors in management’s evaluation of Company-wide performance. EBITDA can be computed by adding depreciation and amortization to operating income (loss), excluding gains on extinguishment of debt. The reconciliation of EBITDA to Operating Income (Loss) is presented in Appendix I Supplemental Financial Information in this Press Release. EBITDA (earnings before interest, taxes, depreciation, amortization, and non-recurring items) should not be considered as an alternative to any measure of operating results as promulgated under accounting principles generally accepted in the United States such as operating income or net income, nor should it be considered as an indicator of our overall financial performance. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results. Moreover, our method for calculating EBITDA may differ from the method utilized by other companies and therefore comparability may be limited.

*     *     *

IMPSAT Fiber Networks, Inc. is a leading provider of private telecommunications network and Internet services in Latin America. We offer integrated data, voice, data center and Internet solutions, with an emphasis on broadband transmission, including IP/ATM switching, DWDM, and non-zero dispersion fiber optics. We provide telecommunications, data center and Internet services through our networks, which consist of owned fiber optic and wireless links, teleports, earth stations and leased satellite links. We own and operate 15 metropolitan area networks in some of the largest cities in Latin America, including Buenos Aires, Bogotá, Caracas, Quito, Guayaquil, Rio de Janeiro and São Paulo. The Company has also deployed fourteen facilities to provide hosting services. Impsat currently provides services to more than 4,500 national and multinational companies, financial institutions, governmental agencies, carriers, ISPs and other service providers throughout the region. We have operations in Argentina, Colombia, Brazil, Venezuela, Ecuador, Chile, Peru and the United States and also provide our services in other countries in Latin America. Visit us at www.impsat.com

Some of the statements in this report constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements relate to our operations that are based on our current expectations, estimates and projections. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “in our view” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company intends that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements include but are not limited to:

•	our expectations and estimates as to maintenance and growth of our Broadband Network, and

•	future financial performance, including growth in sales and income.

Factors that could cause our actual results to differ materially from those expressed in any forward-looking statements we make include, among others:

•	factors affecting our performance and financial conditions

•	the availability and terms of additional capital to fund our continuing efforts

•	adequacy of cash from operations for our future liquidity and working capital needs

•	inaccuracies in our forecasts of customer or market demand

•	loss of a customer that provides us with significant revenues

•	highly competitive market conditions

•	changes in or developments under laws, regulations and licensing requirements

•	changes in telecommunications technology

•	currency fluctuations, and

•	changes in economic conditions in the Latin American countries where we operate.

These factors should not be construed as exhaustive. You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. As noted above, these forward-looking statements speak only as of the date when they are made. We caution the reader that the factors we have identified above may not be exhaustive. We operate in a continually changing business environment, and new factors that may affect our forward-looking statements emerge from time to time. The company does not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements herein is contained in the company’s filings with the U.S. Securities and Exchange Commission (SEC). Copies of these filings may be obtained by contacting Impsat or the SEC.

(Tables to Follow)

PART I -FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

IMPSAT FIBER NETWORKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2005 AND JUNE 30, 2006

(In thousands of U.S. Dollars, except share amounts)

( Unaudited )

	December 31, 2005	June 30, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,070	$23,053
Trade accounts receivable, net	35,812	41,390
Other receivables	10,784	10,841
Prepaid expenses	2,824	2,727

Total current assets	73,490	78,011

PROPERTY, PLANT AND EQUIPMENT, Net	309,892	307,812

OTHER NON-CURRENT ASSETS	16,161	18,562

TOTAL ASSETS	$399,543	$404,385

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable- trade	$46,080	$48,800
Short- term debt	2,168	3,083
Current portion of long-term debt	17,604	25,035
Current portion of deferred revenue	—	554
Interest payable	10,453	8,126
Accrued and other liabilities	34,867	41,450

Total current liabilities	111,172	127,048
LONG-TERM DEBT, Net	228,331	212,836
DEFERRED REVENUE, Net	—	7,351
OTHER LONG-TERM LIABILITIES	16,295	17,306

Total liabilities	355,798	364,541

COMMITMENTS AND CONTINGENCIES (NOTE 12)

Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares outstanding as of December 31, 2005 and June 30, 2006	—	—

Common stock, $0.01 par value; 50,000,000 shares authorized; 10,116,100 shares issued and outstanding (including 50,000 restricted shares held in the 2003 Stock Incentive Plan as of December 31, 2005)	101	101
Additional paid in capital	90,653	90,985
Accumulated deficit	(40,990)	(46,761)
Deferred stock-based compensation	(440)
Accumulated other comprehensive loss	(5,579)	(4,481)

Total stockholders’ equity	43,745	39,844

TOTAL	$399,543	$404,385

IMPSAT FIBER NETWORKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THREE AND SIX MONTHS ENDED JUNE 30, 2005 AND 2006

(In thousands of U.S. Dollars, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
NET REVENUES:
Broadband and satellite	$42,075	$45,783	$83,865	$90,457
Internet	7,396	8,591	14,327	17,207
Value added services	5,657	8,178	10,797	16,207
Telephony	6,213	6,825	12,140	13,192
Sales of equipment	117	61	201	934

Total net revenues	61,458	69,438	121,330	137,997

COSTS AND EXPENSES:
Direct costs:
Contracted services	6,071	5,892	11,286	11,550
Other direct costs	6,483	8,371	13,943	17,013
Leased capacity	18,960	18,970	37,184	37,574
Cost of equipment sold	91	80	198	391

Total direct costs	31,605	33,313	62,611	66,528
Salaries and wages	12,276	13,606	25,246	27,912
Selling, general and administrative	5,875	6,279	11,137	11,768
Depreciation and amortization	14,366	13,662	26,391	27,528

Total costs and expenses	64,122	66,860	125,385	133,736

Operating (loss) income	(2,664)	2,578	(4,055)	4,261

OTHER INCOME (EXPENSE):
Interest income	299	233	602	467
Interest expense	(9,238)	(7,204)	(14,722)	(16,020)
Net gain (loss) on foreign exchange	11,910	2,994	11,270	9,510
Other (expense) income, net	(5,062)	(1,448)	(5,351)	(2,313)

Total other (expense) income	(2,091)	(5,425)	(8,201)	(8,356)

Loss before income taxes	(4,755)	(2,847)	(12,256)	(4,095)
Provision for foreign income taxes	(2,212)	(638)	(2,934)	(1,676)

NET LOSS	$(6,967)	$(3,485)	$(15,190)	$(5,771)

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED	$(0.69)	$(0.34)	$(1.51)	$(0.57)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
BASIC AND DILUTED	10,066	10,116	10,041	10,103

Appendix I

SUPPLEMENTAL FINANCIAL INFORMATION

Reconciliation of EBITDA to Operating (Loss) Income

	Three months ended		Three months ended
	30-Jun-05	30-Jun-06	30-Jun-05	30-Jun-06
EBITDA	$11,702	$16,240	$22,336	$31,789

Depreciation and Amortization	$(14,366)	$(13,662)	$(26,391)	$(27,528)
Gain on early extinguishment of debt		$—
Operating Income (Loss)	$(2,664)	$2,578	$(4,055)	$4,261